Exhibit 99.1

Contact:	For Release:
Brad Cohen	July 31, 2012
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL FIRST QUARTER RESULTS

Highlights:

  Record first quarter disk systems and software revenue of $31 million, up 11% year-over-year
  StorNext software and appliances revenue up nearly 50% year-over-year, reflecting continued momentum in meeting customers’ big data needs

SAN JOSE, Calif., July 31, 2012 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for the first quarter of fiscal 2013 (FQ1’13), ended June 30, 2012. Revenue for the quarter totaled $141 million, down 8 percent from the first quarter of fiscal 2012 (FQ1’12) primarily due to lower-than-expected revenue in Europe and challenges closing large deals in the last few weeks of the quarter. Despite the overall revenue decline, disk systems and software sales (including related service revenue) grew 11 percent year-over-year to $31 million, the highest level in a fiscal first quarter to date. The primary drivers of this growth were StorNext® software and appliances for big data environments, which increased nearly 50 percent over FQ1’12, and midrange DXi® disk-based data protection appliances, which increased 10 percent year-over-year.

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Due largely to the overall revenue shortfall, Quantum reported a GAAP net loss of $17 million, or 7 cents per share, for FQ1’13, compared to a GAAP net loss of $5 million in FQ1’12. On a non-GAAP basis, the company had a net loss of $9 million, or 4 cents per share, down from net income of $3 million in the same quarter last year.

“Our overall June quarter results were not what we planned for and not what we expected when we started the fiscal year, and they were clearly disappointing,” said Jon Gacek, president and CEO of Quantum. “Although we can’t do anything about the macroeconomic conditions that impacted Quantum and many other companies, we know we must adjust the business and improve our execution around what we can control to drive better financial performance, including revenue growth and profitability – and that is our focus.

“We are continuing to enhance and expand our already strong product portfolio in both data protection and big data management. In addition, we are driving increased brand awareness and end user marketing and engaging more closely with key channel partners. As a result, we believe we are still well-positioned to capitalize on market opportunities.”

Outlook

For the second quarter of fiscal 2013, the company expects:

  Revenue of approximately $150 million to $155 million.
  GAAP gross margin rate of approximately 41 percent and non-GAAP gross margin rate of 42 percent.
  GAAP operating expenses of $70 million to $72 million and non-GAAP operating expenses of $64 million to $66 million.
  Interest expense of $2 million and taxes of $1 million.

Business Highlights

Key business highlights for the June quarter include the following:

  Quantum announced the Scalar LTFS (Linear Tape File System) appliance, offering new modes of portability and user accessibility for archived content on LTO tape. Because the appliance works with existing application and file system tools, it enables LTFS-based content to be easily managed and transported for long-term data protection and archival storage and accessed when needed. The Scalar LTFS appliance can also be used to import and export LTFS open-standard media into a StorNext File System, providing a cost-effective content distribution alternative for cloud services and applications.

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  Building on its leadership in helping customers manage and extract maximum value from big data content, the company announced that it will offer new solutions incorporating next generation object storage technology, which Quantum refers to as “wide area storage.” These new solutions will enable both big data content and analytics customers to overcome current challenges in maintaining, protecting and accessing their data on disk over the long term.
  Quantum unveiled the StorNext M660 metadata appliance which is built to provide centralized control of up to eight StorNext file systems and to manage large-scale, fast-growing datasets, including up to petabytes of economical, tiered content archives. By combining this extended scalability with the industry’s leading streaming performance, the StorNext M660 delivers the power and flexibility required for data-intensive environments, ranging from digital media and life science research to surveillance and energy exploration.
  Quantum’s DXi6000 family received its third Product of the Year Award in the past year. The DXi6700 Series of disk backup, deduplication and replication appliances was named “Disk-Based Product of the Year - Enterprise” at the 2012 Storage Awards: The Storries IX in London. This award was the latest validation of Quantum’s worldwide leadership in simplifying data protection across distributed sites and different environments.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, July 31, 2012, at 2:00 p.m. PDT, to discuss its fiscal first quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9835 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, July 31, 2012, at 2:00 p.m. PDT. Site for the webcast and related information: http://www.quantum.com/investors.

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About Quantum

Quantum is a proven global expert in data protection and big data management, providing specialized storage solutions for physical, virtual and cloud environments. From small businesses to major enterprises, more than 50,000 customers trust Quantum to help maximize the value of their data by protecting and preserving it over its entire lifecycle. With Quantum, customers can Be CertainTM they’re able to adapt in a changing world – keeping more data longer, bridging from today to tomorrow, and reducing costs. See how at www.quantum.com/BeCertain.

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Quantum, the Quantum logo, Be Certain, DXi and StorNext are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding driving improved financial performance, expanding our product portfolio, driving increased brand awareness, end-user marketing and channel partner engagement, capitalizing on market opportunities and all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Item 1A. Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2012. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of acquisition expenses, amortization of intangibles, restructuring charges and share-based compensation expense for the following reasons:

Acquisition Expenses

The acquisition expenses were those expenses incurred to acquire Pancetera, Inc. and are not part of Quantum’s future core operations.

Amortization of Intangible Assets

This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

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Restructuring Charges

Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2012	June 30, 2011
Revenue:
Product	$93,811	$102,268
Service	36,087	36,696
Royalty	10,981	14,571
Total revenue	140,879	153,535
Cost of revenue:
Product	64,750	68,507
Service	20,334	22,066
Restructuring benefit related to cost of revenue	—	(300)
Total cost of revenue	85,084	90,273
Gross margin	55,795	63,262
Operating expenses:
Research and development	18,549	18,580
Sales and marketing	35,278	30,525
General and administrative	16,780	16,002
Restructuring benefit	—	(164)
	70,607	64,943
Loss from operations	(14,812)	(1,681)
Other income and expense	(338)	(98)
Interest expense	(1,849)	(2,809)
Loss before income taxes	(16,999)	(4,588)
Income tax provision	499	638
Net loss	$(17,498)	$(5,226)
Basic and diluted net loss per share	$(0.07)	$(0.02)

Basic and diluted weighted average common and common equivalent shares	236,628	228,423

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$1,362	$2,575
Sales and marketing	3,256	3,331
General and administrative	—	25
	4,618	5,931
Share-based compensation:
Cost of revenue	571	455
Research and development	900	640
Sales and marketing	1,084	719
General and administrative	1,732	1,203
	4,287	3,017
Acquisition expenses	—	232

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2012	March 31, 2012*
Assets
Current assets:
Cash and cash equivalents	$46,270	$51,261
Restricted cash	3,958	4,230
Accounts receivable, net	86,857	110,840
Manufacturing inventories	63,575	61,111
Service parts inventories	38,438	39,050
Deferred income taxes	4,891	5,295
Other current assets	12,059	9,434
Total current assets	256,048	281,221
Long-term assets:
Property and equipment, net	25,287	25,440
Intangible assets and goodwill	77,107	81,725
Other long-term assets	6,086	6,962
Total long-term assets	108,480	114,127
	$364,528	$395,348
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$47,367	$56,304
Accrued warranty	7,797	7,586
Deferred revenue, current	86,131	93,441
Accrued restructuring charges	1,268	1,752
Accrued compensation	31,451	31,971
Income taxes payable	618	1,133
Other accrued liabilities	18,598	17,866
Total current liabilities	193,230	210,053
Long-term liabilities:
Deferred revenue, long-term	36,389	36,430
Deferred income taxes	4,530	4,564
Long-term debt	49,495	49,495
Convertible subordinated debt	135,000	135,000
Other long-term liabilities	6,438	6,486
Total long-term liabilities	231,852	231,975
Stockholders’ deficit	(60,554)	(46,680)
	$364,528	$395,348
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*       Derived from the March 31, 2012 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net loss	$(17,498)	$(5,226)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,021	2,982
Amortization	4,912	6,482
Service parts lower of cost or market adjustment	2,029	1,735
Deferred income taxes	382	(493)
Share-based compensation	4,287	3,017
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	23,983	18,150
Manufacturing inventories	(4,603)	(2,564)
Service parts inventories	722	1,328
Accounts payable	(8,891)	(1,364)
Accrued warranty	211	123
Deferred revenue	(7,351)	(7,055)
Accrued restructuring charges	(484)	(2,486)
Accrued compensation	(274)	(1,019)
Income taxes payable	(474)	303
Other assets and liabilities	(1,081)	(2,545)
Net cash provided by (used in) operating activities	(1,109)	11,368

Cash flows from investing activities:
Purchases of property and equipment	(3,984)	(3,413)
Decrease in restricted cash	109	300
Return of principal from other investments	208	—
Payment for business acquisition, net of cash acquired	—	(8,152)
Net cash used in investing activities	(3,667)	(11,265)

Cash flows from financing activities:
Repayments of long-term debt	—	(5,267)
Payment of taxes due upon vesting of restricted stock	(321)	(424)
Proceeds from issuance of common stock	176	3,433
Net cash used in financing activities	(145)	(2,258)

Effect of exchange rate changes on cash and cash equivalents	(70)	(26)

Net decrease in cash and cash equivalents	(4,991)	(2,181)
Cash and cash equivalents at beginning of period	51,261	76,010
Cash and cash equivalents at end of period	$46,270	$73,829

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2012
	Gross Margin	Gross Margin Rate	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$55,795	39.6%	$(17,498)	$(0.07)	$(0.07)
Non-GAAP Reconciling Items:
Amortization of intangibles	1,362		4,618
Share-based compensation	571		4,287
Non-GAAP	$57,728	41.0%	$(8,593)	$(0.04)	$(0.04)

Computation of basic and diluted net loss per share:				GAAP	Non-GAAP
Net loss				$(17,498)	$(8,593)

Weighted average shares:
Basic				236,628	236,628
Dilutive shares from stock plans				—	—
Dilutive shares from convertible notes				—	—
Diluted				236,628	236,628

	Three Months Ended June 30, 2011
	Gross Margin	Gross Margin Rate	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$63,262	41.2%	$(5,226)	$(0.02)	$(0.02)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,575		5,931
Share-based compensation	455		3,017
Restructuring benefit	(300)		(464)
Acquisition expenses	—		232
Non-GAAP	$65,992	43.0%	$3,490	$0.02	$0.01

Computation of basic and diluted net income (loss) per share:				GAAP	Non-GAAP
Net income (loss)				$(5,226)	$3,490

Weighted average shares:
Basic				228,423	228,423
Dilutive shares from stock plans				—	9,689
Dilutive shares from convertible notes				—	—
Diluted				228,423	238,112

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST SECOND QUARTER FISCAL 2013
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

Percentage
Forecast second quarter gross margin rate on a GAAP basis	40.9%
Forecast amortization of intangibles	0.7%
Forecast share-based compensation	0.4%
Forecast second quarter gross margin rate on a non-GAAP basis	42.0%

Dollar range
Forecast second quarter operating expense on a GAAP basis	$ 69.9 — $ 71.9
Forecast amortization of intangibles	2.6
Forecast share-based compensation	3.3
Forecast second quarter operating expense on a non-GAAP basis	$ 64.0 — $ 66.0

Estimates based on current (July 31, 2012) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2012. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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